Exhibit 10.3
ESCROW AGREEMENT
THIS ESCROW AGREEMENT dated as of March 1, 2005 among:
Each of the individuals named on the attached Schedule I (individually, an “Officer” and collectively, the “Officers”),
— and —
Nortel Networks Corporation, a corporation incorporated pursuant to the laws of Canada (“NNC”),
— and —
COMPUTERSHARE TRUST COMPANY OF CANADA, as escrow agent (the “Escrow Agent”).
     WHEREAS each Officer wishes to pay to his or her respective NNC Employer (as defined below) an amount equal to the entire Return to Profitability bonus paid to the Officer by such NNC Employer in 2003, net of tax deductions at source, being the amount set forth opposite the name of the Officer on the attached Schedule I (the “RtP Amount”), as set forth in a letter of undertaking from the Officers to NNC dated January 10, 2005, as modified by a letter dated as of March 1, 2005 (the “Undertaking”);
     AND WHEREAS, as contemplated by the Undertaking, each Officer wishes to place into escrow NNC Shares (as defined below) to be used to facilitate the payment by the Officer of his or her RtP Amount as provided below;
     NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties agree as follows:
1. Definitions and Interpretation
(a)	As used herein, unless the context requires otherwise, the following terms have the definitions ascribed thereto below.

“Affected Parties” means those parties to this Agreement directly affected by a particular waiver or exercise of rights by one or more other parties, and excludes those not so directly affected.

“Agreement” means this Escrow Agreement together with all Schedules and Exhibits hereto and all amendments made thereto in writing by the parties hereto.

“Blackout Trading Restrictions” means the trading restrictions prescribed by (i) an Order of the Ontario Securities Commission under paragraph 2 of subsection 127(1) of the Securities Act (Ontario) dated May 31, 2004 In the matter of certain Directors, Officers and Insiders of Nortel Networks Corporation and Nortel Networks Limited ((2004) 27 OSCB 5503), (ii) Decision No. 2004-MC-1783 of the Autorité des Marchés Financiers, and (iii) Section 306(a) of the

United States Sarbanes-Oxley Act of 2002 (15 U.S.C. Section 7244(a) and 17 U.S. Code of Federal Regulations Part 245 (Regulation BTR — Blackout Trading Restrictions).
“Business Day” means a day that is not a Saturday or a Sunday or a statutory holiday in Toronto, Ontario, Canada or New York City, New York, U.S.A. or a day on which the offices of the Escrow Agent in Toronto are not open for business.
“Confirmation” has the meaning set out in section 5(f).
“Corporate Secretary” means the Corporate Secretary from time to time of NNC.
“Deemed Surrender Notice” has the meaning set out in section 5(b).
“Escrowed Shares” has the meaning set out in section 2(a).
“First Payment Day” means the day that is five Business Days after the Trading Ban Termination Notice is delivered to each Officer and the Escrow Agent pursuant to section 5(a)(ii).
“Market Value” means:
(i)	in respect of NNC Shares delivered to the Escrow Agent pursuant to section 2(a), U.S. $3.13, being the U.S. dollar closing price per NNC Share as reported by the NYSE on February 7, 2005;

(ii)	in respect of Escrowed Shares delivered by the Escrow Agent to the Corporate Secretary for cancellation pursuant to a Deemed Surrender Notice pursuant to section 5(b) where such delivery has not been delayed pursuant to section 5(e), the U.S. dollar closing price per NNC Share as reported by the NYSE on the trading day immediately preceding the Payment Day in respect of which the Deemed Surrender Notice is delivered by NNC to the Escrow Agent, or if there is no such closing price reported by the NYSE on such day, the closing price per NNC Share reported by the NYSE on the next preceding trading day for which a closing price has been reported;

(iii)	in respect of Escrowed Shares delivered by the Escrow Agent to the Corporate Secretary for cancellation pursuant to a Surrender Notice pursuant to section 5(c) where such delivery has not been delayed pursuant to section 5(e), the U.S. dollar closing price per NNC Share as reported by the NYSE on the trading day immediately preceding the day on which such Surrender Notice is delivered by an Officer to NNC and the Escrow Agent, or if there is no such closing price reported by the NYSE on such day, the closing price per NNC Share reported by the NYSE on the next preceding trading day for which a closing price has been reported; or

(iv)	in respect of Escrowed Shares delivered by the Escrow Agent to the Corporate Secretary for cancellation pursuant to section 5(e), the U.S. dollar closing price per NNC Share as reported by the NYSE on the trading day immediately preceding the day on which the Escrowed Shares are delivered by the Escrow Agent to the Corporate Secretary, or if there is no such closing price reported by the NYSE on such day, the closing price per

NNC Share reported by the NYSE on the next preceding trading day for which a closing price has been reported.
If an Officer’s RtP Amount is in a currency other than U.S. dollars, the U.S. dollar closing price determined as aforesaid will be converted to the applicable currency (rounded to two decimal points) based on the noon buying rate for such currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York, in the case of clause (i) above, on February 7, 2005 (being Cdn.$1.26 per U.S.$1.00 and U.S.$1.00 per £1.86 on such date), and in the case of clause (ii), (iii) or (iv) above, on the trading day on which the U.S. dollar closing price is to be determined as aforesaid. All references to closing prices as reported by the NYSE refer to the closing price on the relevant trading day for regular (not extended hours) trading.
“NYSE” means the New York Stock Exchange.
“NNC Employer” means the direct or indirect subsidiary of NNC that is the employer of the Officer.
“NNC Shares” means common shares in the capital of NNC or such other securities of NNC or successor entity resulting from any exchange, reclassification or conversion of such common shares as a result of any capital reorganization of NNC or amalgamation, merger, consolidation or reorganization of NNC with or into any other entity or acquisition of NNC by any other entity.
“Payment Day” means a day on which a Scheduled Payment is to be made.
“Pre-Payment” means a payment by the Officer of a portion of the RtP Amount prior to the time the Undertaking contemplates payment of such portion by a Scheduled Payment.
“Procedure 320-28” means Nortel Networks Corporate Procedure No. 320-28 — Use of Undisclosed Information, as may be amended or replaced and in effect from time to time.
“Remaining Balance” means, in respect of any Officer at any time, the difference between such Officer’s RtP Amount and the cumulative total of the Officer’s payments made on account of such RtP Amount to that time.
“RtP Amount” has the meaning set out in the recitals hereto.
“Scheduled Payment” means, in respect of any Officer, the payment scheduled to be made by such Officer on the First Payment Day and on February 15 and August 15 of each year commencing on August 15, 2005 and ending on August 15, 2007 as contemplated by the Undertaking.
“Stock Transfer Power” has the meaning set out in section 2(a).
“Surrender Notice” has the meaning set out section 5(c).
“Termination Notice” has the meaning set out in section 5(g)(ii).
“Trading Ban Termination Notice” has the meaning set out in section 5(a).

“Undertaking” has the meaning set out in the recitals hereto.
“Unpaid Amount” has the meaning set out in section 5(b).
“Window Period” means a Window Period under Procedure No. 320-28.
(b)	The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.
(c)	Unless otherwise indicated, references herein to sections, Schedules and Exhibits are to sections, Schedules and Exhibits of this Agreement.

(d)	The following are the Schedules and Exhibits to this Agreement:
Schedule I — Officers, RtP Amount and Escrowed Shares
Exhibit A — Stock Transfer Power
Exhibit B — Trading Ban Termination Notice
Exhibit C — Deemed Surrender Notice
Exhibit D — Surrender Notice
Exhibit E — Confirmation
Exhibit F — Termination Notice
2. Establishment of Escrow
(a)	Each Officer delivers herewith to the Escrow Agent a certificate or certificates representing the number of NNC Shares set forth opposite the name of the Officer on the attached Schedule I (the “Escrowed Shares”), which shares, except as noted on Schedule I, have an aggregate Market Value of not less than the RtP Amount, together with a stock transfer power therefor substantially in the form attached as Exhibit A (a “Stock Transfer Power”) duly executed in blank.
(b)	The Escrow Agent agrees to act as Escrow Agent and hereby acknowledges receipt of the Escrowed Shares and executed stock transfer power.
(c)	The Escrow Agent agrees to hold, safeguard and disburse the Escrowed Shares pursuant to the terms and conditions hereof.
(d)	Each Officer will from time to time deliver to the Escrow Agent upon its request sufficient Stock Transfer Powers duly executed in blank so that at all times the Escrow Agent will have an executed Stock Transfer Power for all Escrowed Shares then held by the Escrow Agent on behalf of such Officer under this Agreement.
3. Representations and Warranties
(a)	Each Officer represents and warrants to NNC and the Escrow Agent that, except as otherwise disclosed by the Officer in writing to NNC and the Escrow Agent and accepted by NNC for the purposes hereof at the time such Officer’s Escrowed Shares are delivered to the Escrow Agent under section 2(a):

(i)	the Officer is the beneficial owner of all of his or her Escrowed Shares, with good and marketable title thereto, free and clear of all liens, charges and other encumbrances of whatever nature; and
(ii)	except as contemplated herein, no consent of any person is required for the delivery by the Officer of his or her Escrowed Shares or for the execution, delivery or performance of this Agreement by the Officer.
(b)	NNC and each Officer represents to the Escrow Agent that any account to be opened by, or interest to be held by, the Escrow Agent in connection with this Agreement, for or to the credit or such party, is not intended to be used by or on behalf of any third party.
4. Ownership; Voting Rights and Dividends
     While an Officer’s Escrowed Shares are held in escrow pursuant to this Agreement, the Officer will continue to be the beneficial owner of such Escrowed Shares (subject to any disclosure made pursuant to section 3) and entitled, inter alia, to:
(a)	exercise any and all voting and other consensual rights pertaining to such Escrowed Shares for any purpose not inconsistent with the terms of this Agreement;
(b)	receive and retain any and all dividends or other distributions payable in respect of such Escrowed Shares; and
(c)	tender some or all of such Escrowed Shares in acceptance of a tender offer or take-over-bid made for NNC Shares provided all Blackout Trading Restrictions to which the Officer is subject have been previously terminated or ceased to apply to such Officer.
5. Surrender of Escrowed Shares
(a)	NNC will:
(i)	notify each Officer and the Escrow Agent of each Window Period during the term of this Agreement not less than one Business Day prior to the commencement of such Window Period; and
(ii)	deliver to each Officer and the Escrow Agent a notice substantially in the form attached as Exhibit B (the “Trading Ban Termination Notice”) promptly upon the termination or cessation of all Blackout Trading Restrictions to which the Officer is subject.
(b)	An Officer who makes a Scheduled Payment or Pre-payment pursuant to the Undertaking will notify the Corporate Secretary thereof at the time of such Payment or Pre-payment. If an Officer does not pay to such Officer’s NNC Employer all or any portion of a Scheduled Payment by 5:00 p.m. (local time in the place where such Officer’s NNC Employer’s head office is located) on a Payment Day, NNC will on the first Business Day following such Payment Day deliver to the Officer and the Escrow Agent a notice substantially in the form attached as Exhibit C (a “Deemed Surrender Notice”) of non-payment by such Officer setting out therein the amount of the Scheduled Payment that was not paid by the Officer (the “Unpaid Amount”) and the Payment Day on which such Scheduled Payment was to have been made. The Officer is thereupon deemed to have on such Payment Day irrevocably instructed the Escrow Agent to, and the Escrow Agent will, subject to sections 5(e) and 5(h), within two Business Days of receipt of the Deemed Surrender Notice, surrender to NNC for cancellation (to be credited against the RtP Amount to be paid by the Officer to the NNC Employer as contemplated by the Undertaking) the lesser of (i) that number of such Officer’s Escrowed Shares having an aggregate Market Value determined by NNC equal to the Unpaid Amount (rounded up to the nearest number of whole NNC Shares), and (ii) the number of such Officer’s Escrowed Shares remaining in escrow hereunder.
(c)	If an Officer delivers written instructions substantially in the form attached as Exhibit D (a “Surrender Notice”) to NNC and the Escrow Agent to deliver Escrowed Shares to NNC on account of all or any portion of a Scheduled Payment or a Pre-Payment, the Escrow Agent will, subject to sections 5(e) and 5(h), within two Business Days of receipt of such Surrender Notice surrender to NNC for cancellation (to be credited against the RtP Amount to be paid by the Officer to the NNC Employer as contemplated by the Undertaking) the number of such Officer’s Escrowed Shares having a Market Value determined by NNC equal to the amount instructed by the Officer to be paid by the surrender of Escrowed Shares (rounded up to the nearest number of whole NNC Shares) pursuant to the Surrender Notice.
(d)	In any case where the aggregate Market Value of an Officer’s Escrowed Shares surrendered pursuant to section 5(b) or 5(c) is in excess of the amount of any Scheduled Payment or Unpaid Amount on account of which such surrender is made, as the case may be, such excess will be applied by NNC against the next succeeding Scheduled Payment to be made by such Officer.
(e)	If:
(i)	the day on which the Escrow Agent is to surrender Escrowed Shares for cancellation pursuant to a Surrender Notice or a Deemed Surrender Notice is a day that is not during a Window Period, the surrender of such Escrowed Shares will be delayed until the first Business Day of the next Window Period; or
(ii)	prior to the day on which Escrowed Shares are to be surrendered pursuant to a Surrender Notice or a Deemed Surrender Notice, an Officer notifies NNC and the Escrow Agent, or NNC notifies an Officer and the Escrow Agent, that such Officer is precluded from trading in NNC Shares pursuant to (A) Procedure No. 320.28, (B) applicable law, or (C) any applicable order of regulatory authorities having jurisdiction, the surrender of such Escrowed Shares pursuant to such Surrender Notice or Deemed Surrender Notice will be delayed until the first Business Day of the first Window Period following the day on which the Officer notifies NNC and the Escrow Agent or NNC notifies such Officer and the Escrow Agent, as the case may be, that the Officer is no longer precluded from trading in NNC Shares.
(f)	Within three Business Days following any surrender of Escrowed Shares, NNC will deliver to the Escrow Agent and the Officer on account of whom such shares have been surrendered a written confirmation substantially in the form attached as Exhibit E (a “Confirmation”) confirming the calculation of the number of Escrowed Shares surrendered and such Officer’s Remaining Balance. Upon demonstration by the Officer of a calculation error, NNC will, at the Officer’s election, credit any over payment against the Officer’s Remaining Balance (and deliver a corrected Confirmation therefor) or refund the over payment to the Officer in cash.

(g)	If there are any Escrowed Shares of an Officer remaining in escrow after the Escrow Agent receives:
(i)	a Confirmation from NNC indicating that an Officer’s Remaining Balance is zero; or
(ii)	notice substantially in the form of Exhibit F attached (a “Termination Notice”) from NNC that this Agreement has terminated in respect of such Officer, the Escrow Agent will within three Business Days of receipt of such notice return to the Officer, by pre-paid insured courier for next-day delivery, the certificate or certificates for such remaining Escrowed Shares of the Officer together with all remaining executed Stock Transfer Powers for such shares.
(h)	Notwithstanding the Undertaking or any other provision of this Agreement, NNC will not accept the surrender of an Officer’s Escrowed Shares for cancellation, and NNC will have no right to deliver a Deemed Surrender Notice with respect to an Officer under section 5(b), and such Officer will not instruct or be deemed to have instructed the Escrow Agent to surrender such Officer’s Escrowed Shares or any other right, title or interest in such Officer’s Escrowed Shares to NNC for cancellation, to the extent that such surrender, or instruction or deemed instruction, would result in such Officer’s violation of the Blackout Trading Restrictions or any of them.
6. Duties of Escrow Agent
(a)	This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations will be read into this Agreement against the Escrow Agent. The Escrow Agent is not bound by the provisions of any agreement among the other parties hereto except this Agreement. The parties hereto agree that the Escrow Agent is not acting as a trustee or in any fiduciary capacity, that no trust is intended to be, or will be, created, and that the duties of the Escrow Agent hereunder are purely administrative in nature. The Escrow Agent will not be under any duty to give the Escrowed Shares held by it hereunder any greater degree of care than it gives its own similar property. The Escrow Agent does not have any interest in the Escrowed Shares deposited hereunder but is serving as escrow holder only and having only possession thereof.
(b)	The Escrow Agent will not be liable for any error of judgement, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except for its own fraud, negligence or wilful misconduct. In the absence of fraud, negligence or wilful misconduct by the Escrow Agent, the Escrow Agent will not be liable to the Officers or NNC for any loss or injury to them.
(c)	Subject to section 6(b), upon the Escrow Agent’s delivery of any Escrowed Shares in accordance with this Agreement, the Escrow Agent will be automatically and immediately released from all obligations under this Agreement in respect of such Escrowed Shares.
(d)	Subject to section 6(b), the Escrow Agent:
(i)	may, if in its sole discretion it deems it necessary or desirable, retain such independent counsel or other advisors as it reasonably may require for the purpose of discharging or determining its duties, obligations or rights hereunder;

(ii)	may act pursuant to the advice of its legal counsel or the reasonable advice of external legal counsel to NNC with respect to any matter relating to this Agreement;
(iii)	will not be required to institute legal proceedings of any kind and will not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement;
(iv)	will be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof;

(v)	may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so;

(vi)	may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent; and

(vii)	is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, or do anything not expressly provided for herein; and

(viii)	retains the right not to act and will not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Escrow Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline.
(e)	In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with any Escrowed Shares or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent will be entitled to retain such Escrowed Shares until the Escrow Agent has received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of such Escrowed Shares or (ii) a written agreement executed by the other Affected Parties hereto directing delivery of such Escrowed Shares, in which event the Escrow Agent will disburse such Escrowed Shares in accordance with such order or agreement. Any court order must be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent will act on such court order and legal opinion without further question.
7. Successor Escrow Agent
(a)	Any company into which the Escrow Agent or its corporate trust department may be merged or, with or to which it may be consolidated, amalgamated or sold, or any company resulting from any merger, consolidation, sale or amalgamation to which the Escrow Agent is a party, will be the new escrow agent under this Agreement without the execution of any instrument or any further act, provided that such company is resident in Canada and is authorized to carry on the business of a trust company in the Province of Ontario.
(b)	The Escrow Agent may:
(i)	be removed at any time by the mutual consent of NNC and each Officer in respect of which this Agreement remains in force by delivering notice thereof to the Escrow Agent; and
(ii)	at any time resign as such by delivering notice thereof to NNC and each Officer in respect of which this Agreement remains in force;
whereupon the removal or resignation of the Escrow Agent, as the case may be, will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of the notice of removal or resignation, as the case may be, to the other applicable party or parties hereto. The Escrow Agent will deliver the Escrowed Shares to any successor Escrow Agent jointly designated by the other parties hereto, or to any court of competent jurisdiction, whereupon, subject to section 6(b), the Escrow Agent will be discharged of and from any and all further obligations arising in connection with this Agreement. If the Escrow Agent has not received a designation of a successor Escrow Agent within 30 days of delivery of the notice of removal or resignation, as the case may be, the Escrow Agent’s sole responsibility after that time will be to retain and safeguard the Escrowed Shares until receipt of a designation of the successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction. Upon receipt of the Escrowed Shares from the predecessor Escrow Agent, such successor Escrow Agent will, without further act, become vested with all of the rights, powers and duties of the predecessor Escrow Agent as if originally named herein.
8. Indemnity
     In consideration of the Escrow Agent agreeing to act hereunder, NNC covenants and agrees to save, defend and keep harmless and fully indemnify the Escrow Agent, its officers, directors, employees and agents, and their respective heirs, executors, administrators, successors and assigns, from and against all losses, costs, liabilities, charges, suits, demands, claims, damages and expenses of any nature which the Escrow Agent, its successors or assigns, may at any time hereafter bear, sustain, suffer or be part to for or by reason of or on account of its acting as escrow agent or anything in any manner relating thereto or by reason of the Escrow Agent’s compliance with the terms hereof, except such as result primarily from its own fraud, negligence or wilful misconduct.
9. Not Obliged to Defend
     Without restricting the foregoing indemnity, if proceedings are taken by arbitration or in any court respecting the Escrowed Shares, the Escrow Agent will not be obliged to defend or otherwise participate in any such proceedings until it has such security as the Escrow Agent determines, in its sole discretion, to be adequate for its costs in such proceedings in addition to the indemnity set out above.

10. Expenses and Fees
     NNC shall reimburse the Escrow Agent for all reasonable expenses reasonably incurred in connection with acting hereunder, including without limitation legal fees paid by the Escrow Agent in respect of this Agreement. The fees of the Escrow Agent relating to this Agreement and its responsibilities hereunder will be borne by NNC.
11. Notices
     All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given:
(a)	to any party hereto, when delivered by hand (with written confirmation of receipt) or sent by telecopier (with written confirmation of receipt); or

(b)	to NNC or any Officer, when e-mailed (with electronic confirmation of receipt);
to the appropriate addresses, telecopier numbers or e-mail addresses set forth below (or such other addresses, telecopier numbers or e-mail addresses as a party may designate by notice to the other parties), as applicable. Any such notice will be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in the case of telecopier delivery or e-mail.
12. Actions on Business Days
     If any day on which any action required to be taken hereunder is not a Business Day, then, unless otherwise expressly provided for herein, such action will be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.
13. Waiver
     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Affected Parties; (b) no waiver that may be given by an Affected Party will be applicable except in the specific instance of which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
14. Amendment
     This Agreement may not be amended except, as to any Officer, by a written agreement executed by such Officer and NNC. The Escrow Agent shall not be bound by any notice of a claim or demand, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing and signed by NNC and the affected Officer or Officers and, if its duties herein are affected, unless it has given its prior written consent thereto.
15. Governing Law
     This Agreement will be governed by the laws of the Province of Ontario, Canada, without regard to conflicts of law principles.
16. Further Assurances
     Each of the parties hereto will execute such further instruments and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement.
17. Binding Effect, Termination and Survival of Certain Provisions
     This Agreement will be binding upon and inure to the benefit of NNC and the Escrow Agent, and each of their respective successors, assigns, heirs, executors and administrators, and each Officer. This Agreement will terminate and be of no further force or effect in respect of an Officer upon the earliest of (i) the last of such Officer’s Escrowed Shares being surrendered to the Corporate Secretary, (ii) the payment in full of such Officer’s RtP Amount, and (iii) the death or permanent disability of such Officer. Upon termination of this Agreement in respect of an Officer, NNC will within two Business Days thereof deliver a Termination Notice to the Escrow Agent in respect of such Officer. For greater certainty, upon the last of an Officer’s Escrowed Shares being surrendered to the Corporate Secretary, such Officer will not be obligated to deliver into escrow hereunder any further NNC Shares notwithstanding that such Officer’s RtP Amount may not have been paid in full. Notwithstanding the foregoing, the provisions of sections 8, 9 and 10 will survive the resignation or removal of the Escrow Agent and the termination of this Agreement.
18. Counterparts; Facsimilied Agreements
     This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same. Any party hereto is entitled to rely on delivery by facsimile of an executed copy of this Agreement, and acceptance of such facsimile copy will be legally effective to create a valid and binding agreement between the parties hereto in accordance with the terms hereof.
19. Administration of Escrow
     For the avoidance of doubt, to the extent the provisions of this Agreement are inconsistent or conflict with Schedule B to the Undertaking, this Agreement will govern the administration of the escrow contemplated by the Undertaking.
20. Severability
     If any provision of this Agreement becomes illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions will nevertheless be deemed valid, binding and subsisting.

     IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the date first written above.

NORTEL NETWORKS CORPORATION		COMPUTERSHARE TRUST COMPANY
OF CANADA

By:	/s/ Gordon Davies	By:	/s/ Mircho Mirchev
Name:	Gordon A. Davies	Name:	Mircho Mirchev
Title:	Corporate Secretary	Title:	Professional, Corporate Trust
August 11, 2005

Address:	8200 Dixie Road
	Brampton, ON L6T 5P6	By:	/s/ C. Davidson
Fax:		Name:	Cheryl Davidson

Attention:		Title:	Administrator, Corporate Trust

	/s/ Anna Ventresca	Address:	100 University Avenue
	Anna Ventresca		9th Floor,
	Assistant Secretary		North Tower Toronto,
ON M5J 2Y1

Fax:

		Attention:	Manager, Corporate Trust

/s/ Chahram Bolouri		/s/ Malcom Collins

Chahram Bolouri		Malcom Collins

Address:	130 Beaconsfield Blvd	Address:	1801 Oatlands Court
	Beaconsfield, Quebec		Wake Forest
	Canada H9W 3Z7		North Carolina 27587
Fax:	514-426-2715	Fax:	919-997-6130

/s/ P Debon		/s/ Nicholas J. DeRoma
Pascal Debon		Nicholas DeRoma

Address:	15190 Prestonwood Blvd	Address:	1 Chedington Place, Suite 8-D
	Apt 433		Toronto, Ontario
	Dallas, Texas 75248		Canada M4M 3R4
Fax:	(972) 684-3632 or ESN 444-3632	Fax:	416-489-0095

/s/ Bill Donovan		/s/ John Giamatteo
Bill Donovan		John Giamatteo

Address:	600 Hogans Valley Way	Address:	Gate City Ohsaki, East Tower 9F
	Cary, NC 27513		1-11-2 Ohsaki, Shinagawa-ku
Tokyo 141-8411, Japan
Fax:	Home Fax 919-468-0924	Fax:	81-3-5740-1849

/s/ D Joannou		/s/ Robert Mao
Dion Joannou		Robert Mao

Address:	2839 NE 24th Place	Address:	1126 River Garden
	Ft. Lauderdale, FL, 33305		Shunyi County, Beijing
	USA		China, 101300
Fax:	954-851-8126	Fax:	86-10-8046-5745

/s/ B. McFadden		/s/ Greg Mumford
Brian McFadden		Greg Mumford

Address:	6 Magnolia St.	Address:	1201 Spinnaker Place
	Baie-D’Urfé		Kingston, Ontario
	Quebec, H9X 3P4		Canada K7L 5H6
Fax:	514-457-0739	Fax:	613-544-7444

/s/ Steve Pusey		/s/ Susan Spradley
Steve Pusey		Susan L. Spradley

Address:	8 St. Davids Drive	Address:	2 Dorset Pl
	Englefield Green		Dallas, Texas 75229
Surrey
Fax:	(44) 1628 437760	Fax:	972-684-3950

Schedule I
OFFICERS, RtP AMOUNT AND ESCROWED SHARES

		RtP Amount	Escrowed
Name	RtP Amounts	Converted to $US(1)	Shares(2)
BOLOURI, Chahram	C$891,697	US $707,696.03	226,101
COLLINS, Malcolm	GBP£395,409	US $735,460.74	234,972
DEBON, Pascal	US $1,078,963		344,717
DeROMA, Nicholas	C$953,747	US $756,942.06	241,835
DONOVAN, Bill	US $640,271		204,559
GIAMATTEO, John	US $259,875		83,027
JOANNOU, Dion	US $328,412		104,924
MAO, Robert	US $627,500		200,479
McFADDEN, Brian	C$899,630	US $713,992.06	228,112
MUMFORD, Greg	C$921,500	US $731,349.21	233,658
PUSEY, Steve	GBP£473,173	US $880,101.78	281,183
SPRADLEY, Susan	US $967,694		309,167 (1)

(1)	C$ amounts are converted to US$ at the rate of C$1.26 per US$1.00 and GBP£ are converted to US$ at the rate of US$1.00 per £1.86.

(2)	The closing price of NNC Shares on the NYSE on February 7, 2005 was US$3.13.

(3)	Represents all NNC Shares beneficially owned by such Officer (excluding NNC Shares held in long term investment plans).

Exhibit A
STOCK TRANSFER POWER
     THE UNDERSIGNED hereby surrenders for cancellation, without return of capital, to Nortel Networks Corporation,                                                                                 common shares in Nortel Networks Corporation standing in the name of the undersigned on the books of the said corporation represented by certificate number                                                                                 , together with all renewals thereof, substitutions therefore, accretions thereto and proceeds thereof (all of which are hereinafter collectively referred to as the “Shares”) and hereby irrevocably constitutes and appoints any one officer of Computershare Trust Company of Canada as the attorney of the undersigned to transfer the said Shares on the books of the said corporation with full power of substitution in the premises.
     THE UNDERSIGNED shall from time to time at the request of Computershare Trust Company of Canada, do such further acts and execute all such further deeds and instruments as shall be necessary to fully perform and carry out the terms and intent of this Stock Transfer Power.
     DATED:

Signature

Name:

Address:

Exhibit B
TRADING BAN TERMINATION NOTICE

To:	Computershare Trust Company of Canada, as Escrow Agent (“Escrow Agent”)

To:	(the “Officer”)
Name of Officer

Copy to:
Name of Nortel Employer

From:	Nortel Networks Corporation (“NNC”)
     Pursuant to section 5(a)(ii) of the Escrow Agreement dated March 1, 2005 among the Escrow Agent, NNC and the Officer, et al, (the “Escrow Agreement”), you are hereby notified that all Blackout Trading Restrictions (as defined in the Escrow Agreement) to which the Officer is subject have terminated or ceased as of                                                              (insert date). The First Payment Day (as defined under the Escrow Agreement) will therefore be                                                             .

Nortel Networks Corporation

By:

Name:

Title:

Date:

Exhibit C
DEEMED SURRENDER NOTICE

To:	Computershare Trust Company of Canada, as Escrow Agent

To:

Name of Officer

Copy to:

Name of Nortel Employer

From:	Nortel Networks Corporation (“NNC”)

Re:	Escrow Agreement dated as of March 1, 2005 among the Escrow Agent, NNC and the Officer, et al

Date of Scheduled Payment to which this
Deemed Surrender Notice relates:

Unpaid Amount to be paid by surrender of Escrowed Shares:

Date on which Market Value of NNC
Shares determined:

Closing Price of NNC Common Shares on NYSE on Market Value determination date:

Exchange rate rounded to two decimal points (if applicable)

Number of Escrowed Shares to be surrendered (Unpaid Amount divided by Market Value of one NNC Share, rounded up to the nearest whole number):

Nortel Networks Corporation

By:

Name:

Title:

Date:

Exhibit D
SURRENDER NOTICE

To:	Computershare Trust Company of Canada, as Escrow Agent

Copy to:

Name of Nortel Employer

Copy to:	Nortel Networks Corporation (“NNC”)

From:

Name of Officer

Re:	Escrow Agreement dated as of March 1, 2005 among the Escrow Agent, NNC and the Officer, et al

Amount to be paid on account of
RtP Amount by the surrender
of Escrowed Shares:

Check One:	☐	Scheduled Payment:
(insert date)

	☐	Pre-payment

Signature of Officer

Date:

Exhibit E
CONFIRMATION

To:

Name of Officer

To:	Computershare Trust Company of Canada, as Escrow Agent

Copy to:

Name of Nortel Employer

From:	Nortel Networks Corporation (“NNC”)

Re:	Escrow Agreement dated as of March 1, 2005 among the Escrow Agent, NNC and the Officer, et al

Date of Surrender Notice or Deemed Surrender Notice to which this Confirmation relates:

Amount of payment made pursuant to notice referred to above:

Date on which Market Value of NNC Shares determined:

Closing Price of NNC Shares on NYSE on Market Value determination date:

Exchange rate rounded to two decimal points (if applicable)

Number of Escrowed Shares surrendered (Unpaid Amount divided by Market Value of one NNC Share, rounded up to the nearest whole number):

Officer’s Remaining Balance:

Nortel Networks Corporation

By:

Name:

Title:

Date:

Exhibit F
TERMINATION NOTICE

To:	Computershare Trust Company of Canada, as Escrow Agent (the “Escrow Agent”)

To:

Name of Nortel Employer

From:	Nortel Networks Corporation (“NNC”)

Re:	(the “Officer”)
Name of Officer in respect of whom this Notice is delivered
You are hereby notified that the Escrow Agreement dated March 1, 2005 among the Escrow Agent, NNC and the Officer, et al, is terminated in respect of such Officer.

Nortel Networks Corporation

By:

Name:

Title:

Date: